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EXHIBIT  11.1

                              PICO PRODUCTS,  INC.
                        COMPUTATION OF PER SHARE EARNINGS

                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                           Three Months       Nine Months
                                          Ended April 30,    Ended April 30,
                                         -----------------  -----------------
                                            1997     1996      1997     1996
                                          --------  -------   -------  -------
NET LOSS ATTRIBUTABLE
  TO COMMON STOCK                         $(1,031)  $ (247)  $(1,281)  $ (344)
                                          --------  -------   -------  -------
                                          --------  -------   -------  -------

PRIMARY EARNINGS PER SHARE:

  Weighted average number
    of common shares
    outstanding                             4,157    3,821     4,090    3,719

  Dilutive effect of stock
    options and warrants
    after application of
    treasury stock method                     -        -         -        -
                                          --------  -------   -------  -------

  Number of shares used to
    compute primary
    earnings (loss) per share               4,157    3,821     4,090    3,719

Primary earnings (loss) per share         $ (0.25)  $(0.06)   $(0.31)  $(0.09)
                                          --------  -------   -------  -------
                                          --------  -------   -------  -------

FULLY DILUTED EARNINGS PER SHARE:

  Weighted average number
    of common shares
    outstanding                             4,157    3,821     4,090    3,719


  Dilutive effect of stock
    options and warrants
    after application of
    treasury stock method                     -        -         -        -
                                          --------  -------   -------  -------

  Number of shares used to
    compute fully diluted
    earnings (loss) per share               4,157    3,821     4,090    3,719

Fully diluted earnings (loss)
    per share                              $(0.25)  $(0.06)   $(0.31)  $(0.09)
                                          --------  -------   -------  -------
                                          --------  -------   -------  -------